                                                                [EXECUTION COPY]


                      NOTE AND WARRANT PURCHASE AGREEMENT

                              DATED JULY 7, 2000

                 BETWEEN CHURCHILL ENVIRONMENTAL & INDUSTRIAL
                            EQUITY PARTNERS, L.P.,

                     ASCHE TRANSPORTATION SERVICES, INC.,

                                      AND

                    SPECIALTY TRANSPORTATION SERVICES, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                  Page
                                                                                                                  ----
1.   Authorization and Closing..................................................................................    1
     -------------------------
     1A.  Authorization of the Note and the Warrant.............................................................    1
          -----------------------------------------
     1B.  Purchase and Sale of the Note and the Warrant.........................................................    1
          ---------------------------------------------
     1C.  The Closing...........................................................................................    1
          -----------------
     1D.  Issuance of Additional Shares.........................................................................    1
          -----------------------------

2.   Conditions of Purchaser's Obligation at the Closing........................................................    2
     ---------------------------------------------------
     2A.  Representations and Warranties; Covenants.............................................................    2
          -----------------------------------------
     2B.  Registration Agreement................................................................................    2
          ----------------------
     2C.  Security Agreement....................................................................................    2
          ------------------
     2D.  STS Credit Agreement..................................................................................    2
          --------------------
     2E.  Subordination Agreement...............................................................................    2
          -----------------------
     2F.  Intercompany Loan and Business Plan...................................................................    3
     2G.  ATS Credit Agreement..................................................................................    3
     2H.  STS and ATS Unsecured Creditors.......................................................................    3
          -------------------------------
     2I.  Consents and Approvals................................................................................    3
          ----------------------
     2J.  Fairness Opinion......................................................................................    4
          ----------------
     2K.  STS Business Plan.....................................................................................    4
          -----------------
     2L.  No Material Adverse Change............................................................................    4
          --------------------------
     2M.  No Litigation.........................................................................................    4
          -------------
     2N.  Charter Amendments....................................................................................    4
          ------------------
     2O.  Special Account.......................................................................................    4
          ---------------
     2P.  Securities Law Compliance.............................................................................    5
          -------------------------
     2Q.  Opinion of Counsel....................................................................................    5
          ------------------
     2R.  Closing Documents.....................................................................................    5
          -----------------
     2S.  Proceedings...........................................................................................    6
          -----------
     2T.  Waiver................................................................................................    6
          ------
     2U.  Expenses..............................................................................................    6
          --------

3.   Covenants..................................................................................................    6
     ---------
     3A.  Financial Statements and Other Information............................................................    6
          ------------------------------------------
     3B.  Inspection of Property................................................................................    9
          ----------------------
     3C.  Attendance at Board Meetings..........................................................................    9
          ----------------------------
     3D.  ATS Restrictive Covenants.............................................................................    9
          -------------------------
     3E.  ATS Affirmative Covenants.............................................................................   10
          -------------------------
     3F.  Use of Proceeds.......................................................................................   11
          ---------------
     3G.  Intentionally Omitted.................................................................................   11
          ---------------------
     3H.  Insurance.............................................................................................   11
          ---------
     3I.  Payment of Taxes and Other Potential Charges and Priority Claims......................................   11
          ----------------------------------------------------------------
     3J. Preservation of Corporate Status.......................................................................   12
         --------------------------------

                                                                                                                  Page
                                                                                                                  ----
     3K.  Governmental Approvals and Filings....................................................................   12
          ----------------------------------
     3L.  Maintenance of Properties.............................................................................   12
          -------------------------
     3M.  Avoidance of Other Conflicts..........................................................................   12
          ----------------------------
     3N.  Financial Accounting Practices........................................................................   13
          ------------------------------
     3O.  Continuation of or Change in Business.................................................................   13
          -------------------------------------
     3P.  Consolidated Tax Return...............................................................................   13
          -----------------------
     3Q.  Fiscal Year...........................................................................................   13
          -----------
     3R.  Plan and Multiemployer Plans..........................................................................   13
          ----------------------------
     3S.  Liens.................................................................................................   14
          -----
     3T.  Indebtedness..........................................................................................   15
          ------------
     3U.  Guaranties, Indemnities, etc..........................................................................   16
          -----------------------------
     3V.  Loans, Advances and Investments.......................................................................   16
          -------------------------------
     3W.  Dividends and Related Distributions...................................................................   17
          -----------------------------------
     3X.  Sale-Leasebacks.......................................................................................   17
          ---------------
     3Z.  Mergers, Acquisitions, etc............................................................................   17
          ---------------------------
     3AA. Dispositions of Properties............................................................................   18
          --------------------------
     3BB. Subsidiaries..........................................................................................   18
          ------------
     3CC. Dealings with Affiliates..............................................................................   18
          ------------------------
     3DD. Capital Expenditures..................................................................................   18
          --------------------
     3EE. Issuance of Equity....................................................................................   19
          ------------------
     3FF. Limitations on Modification of Certain Agreements and Instruments.....................................   19
          -----------------------------------------------------------------
     3GG. Limitation on Payments and Modification of Restricted Indebtedness....................................   19
          ------------------------------------------------------------------
     3HH. Limitation on Other Restrictions on Liens, Transfer or Dispositions...................................   19
          -------------------------------------------------------------------
     3II. Limitation on Other Restrictions on Amendment of the Loan Documents, etc..............................   20

4.   Representations and Warranties of ATS and STS..............................................................   20
     ---------------------------------------------
     4A.  Organization, Corporate Power and Licenses............................................................   20
          ------------------------------------------
     4B.  Capital Stock and Related Matters.....................................................................   20
          ---------------------------------
     4C.  Subsidiaries; Investments.............................................................................   21
          -------------------------
     4D.  Authorization; No Breach..............................................................................   21
          ------------------------
     4E.  Financial Statements..................................................................................   22
          --------------------
     4F.  Absence of Undisclosed Liabilities....................................................................   23
          ----------------------------------
     4G.  No Material Adverse Change............................................................................   23
          --------------------------
     4H.  Assets................................................................................................   23
          ------
     4I.  Tax Matters...........................................................................................   23
          -----------
     4J.  Contracts and Commitments.............................................................................   24
          -------------------------
     4K.  Intellectual Property Rights..........................................................................   24
          ----------------------------
     4L.  Litigation, and Related Matters.......................................................................   25
          -------------------------------
     4M.  Brokerage.............................................................................................   25
          ---------
     4N.  Insurance.............................................................................................   25
          ---------
     4O.  Employees.............................................................................................   25
          ---------

                                                                                                                  Page
                                                                                                                  ----
     4P.  ERISA.................................................................................................   26
          -----
     4Q.  Compliance with Laws..................................................................................   27
          --------------------
     4R.  Environmental and Safety Matters......................................................................   27
          --------------------------------
     4S.  Affiliated Transactions...............................................................................   29
          -----------------------
     4T.  Solvency, etc.........................................................................................   29
          --------------
     4U.  Investment Company; Public Utility Holding Company....................................................   29
          --------------------------------------------------
     4W.  Disclosure............................................................................................   29
          ----------
     4X.  Knowledge.............................................................................................   30
          ---------

5.   Transfer of Restricted Securities..........................................................................   30
     ---------------------------------
     5A.  General Provisions....................................................................................   30
          ------------------
     5B.  Opinion Delivery......................................................................................   30
          ----------------
     5C.  Rule 144A.............................................................................................   30
          ---------
     5D.  Legend Removal........................................................................................   30
          --------------
     5E.  Purchaser's Investment Representations................................................................   30
          --------------------------------------

6.   Terms Applicable to the Note...............................................................................   31
     ----------------------------
     6A.  Events of Default.....................................................................................   31
          -----------------
     6B.  Consequences of Events of Default.....................................................................   32
          ---------------------------------
     6C.  Business Days.........................................................................................   33
          -------------
     6D.  Usury Laws............................................................................................   33
          ----------
     6E.  Conversion............................................................................................   34
          ----------
     6F.  Liquidating Dividends.................................................................................   40
          ---------------------
     6G.  Purchase Rights.......................................................................................   41
          ---------------

7.   Definitions................................................................................................   41
     -----------
     7A.  Definitions...........................................................................................   41
          -----------

8.   Miscellaneous..............................................................................................   50
     -------------
     8A.  Expenses..............................................................................................   50
          --------
     8B.  Closing Fee...........................................................................................   50
          -----------
     8C.  Remedies..............................................................................................   50
          --------
     8D.  Intentionally Omitted.................................................................................   51
          ---------------------
     8E.  Consent to Amendments.................................................................................   51
          ---------------------
     8F.  Survival of Representations and Warranties............................................................   51
          ------------------------------------------
     8G.  Successors and Assigns................................................................................   51
          ----------------------
     8H.  Generally Accepted Accounting Principles..............................................................   51
          ----------------------------------------
     8I.  Severability..........................................................................................   51
          ------------
     8J.  Counterparts..........................................................................................   51
          ------------
     8K.  Descriptive Headings; Interpretation..................................................................   51
          ------------------------------------
     8L.  Governing Law.........................................................................................   52
          -------------
     8N.  Notices...............................................................................................   52
          -------

                                                                                                                  Page
                                                                                                                  ----
     8O.  Consideration for the Note and the Warrant............................................................   53
          ------------------------------------------
     8P.  No Strict Construction................................................................................   53
          ----------------------
     8Q.  Indemnification.......................................................................................   54
          ---------------
     8R.  Payment Set Aside.....................................................................................   54
          -----------------



                            SCHEDULES AND EXHIBITS
                            ----------------------

List of Exhibits
---------------

Exhibit A                  Note
Exhibit B                  Warrant
Exhibit C                  Registration Agreement Amendment
Exhibit D                  Security Agreement
Exhibit E                  Subordination Agreement
Exhibit F                  Opinion of Counsel


List of Disclosure Schedules
----------------------------

Equity Schedule
Sources and Uses Schedule
Guaranty Schedule
Loans and Investments Schedule
Affiliated Transactions Schedule
Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Material Adverse Change Schedule
Taxes Schedule
Intellectual Property Schedule
Litigation Schedule
Brokerage Schedule
Employees Schedule
ERISA Schedule
Compliance Schedule
Environmental Schedule
Affiliated Transactions Schedule

                        THIS AGREEMENT IS SUBJECT TO THE
                   TERMS OF A SUBORDINATION AND INTERCREDITOR
                      AGREEMENT, DATED AS OF JULY 7, 2000,
                    IN FAVOR OF MELLON BANK, N.A., AS AGENT


                      NOTE AND WARRANT PURCHASE AGREEMENT
                      -----------------------------------


       THIS AGREEMENT is made as of July 7, 2000, among Asche Transportation Services, Inc., a Delaware corporation ("ATS"), Specialty Transportation
                                         ---
Services, Inc., an Illinois corporation ("STS"), and Churchill Environmental &
                                          ---
Industrial Equity Partners, L.P., a Delaware limited partnership ("Purchaser").
                                                                   ---------
Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

       The parties hereto agree as follows:

       Section  1.  Authorization and Closing.
                    -------------------------

        1A.    Authorization of the Note and the Warrant.  STS shall authorize
               -----------------------------------------
the issuance and sale to Purchaser of its Convertible Senior Subordinated Promissory Note in an aggregate principal amount of $7,000,000, containing the terms and conditions and in the form set forth in Exhibit A attached hereto (the
                                                  ---------
"Note" and together with all PIK Notes issued with respect thereto, the "Notes")
 ----                                                                    -----
which shall be initially convertible in accordance with the provisions of
Section 6E below into 10,500,000 shares of STS Common Stock. ATS shall authorize the issuance and sale to Purchaser of its Stock Purchase Warrant, containing the terms and conditions and in the form set forth in Exhibit B
                                                                 ---------
attached hereto (the "Warrant"), to acquire 950,000 shares of ATS Common Stock.
                      -------

        1B.    Purchase and Sale of the Note and the Warrant.  At the Closing,
               ---------------------------------------------
STS and ATS shall sell to Purchaser and, subject to the terms and conditions set forth herein, Purchaser shall purchase from STS and ATS, respectively, the Note and the Warrant, in exchange for $7,000,000 (the "Purchase Price").
                                                  --------------

        1C.    The Closing.  The closing of the purchase and sale of the Note
               -----------
and the Warrant (the "Closing") shall take place at the offices of Kirkland &
                      -------
Ellis at 10:00 a.m. on July 7, 2000, or at such other place or on such other date as may be mutually agreeable to ATS, STS and Purchaser. At the Closing, STS and ATS shall deliver to Purchaser instruments evidencing the Note payable to the order of Purchaser or its nominee and the Warrant registered in Purchaser's or its nominee's name upon payment of the Purchase Price by Purchaser by wire transfer of immediately available funds to STS in an amount equal to the Purchase Price.

        1D.    Issuance of Additional Shares.  In further consideration of
               -----------------------------
Purchaser entering into the transactions contemplated hereby, ATS, STS and Purchaser hereby agree that the issuance of ATS Common Stock to Purchaser pursuant to Section 2.02(c) of the Stock Purchase Agreement among STS, ATS and Purchaser dated August 17, 1999 (the "Asche Stock Purchase Agreement") as
                                      ------------------------------
"Additional Shares" (as defined in the Asche Stock Purchase Agreement) shall be
 -----------------
accelerated and
shall be effected at the Closing, notwithstanding the fact that the Adjustment Period (as defined in the Asche Stock Purchase Agreement) has not expired or that any of the other conditions to the issuance of the Additional Shares have not been satisfied. Accordingly, at the Closing, ATS shall issue to Purchaser 3,111,111 shares of ATS Common Stock, free and clear of all Liens and other encumbrances, in full satisfaction of its obligation to issue the Additional Shares and ATS shall deliver to Purchaser a certificate evidencing the Additional Shares requested in Purchaser's or its nominee's name.

       Section  2.  Conditions of Purchaser's Obligation at the Closing.  The
                    ---------------------------------------------------
obligation of Purchaser to purchase and pay for the Note and the Warrant at the Closing is subject to the satisfaction as of the Closing of the following conditions:

        2A.    Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 4 hereof shall be true and correct as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and ATS and STS shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

        2B.    Registration Agreement.  ATS and Purchaser shall have amended the
               ----------------------
Registration Rights Agreement dated as of August 17, 1999 (the "Registration
                                                                ------------
Agreement") to provide that Purchaser shall be entitled to all rights and
---------
benefits thereunder with respect to all ATS Common Stock held by Purchaser prior to and following the issuance of the Additional Shares and the exercise of the Warrant, such amendment to be in form and substance as set forth in Exhibit C
                                                                    ---------
attached hereto (the "Registration Agreement Amendment"), and the Registration
                      --------------------------------
Agreement Amendment and the Registration Agreement, as amended by the Registration Agreement Amendment, shall be in full force and effect as of the Closing.

        2C.    Security Agreement.  STS and Purchaser shall have entered into a
               ------------------
security agreement (the "Security Agreement") in form and substance as set forth
                         ------------------
in Exhibit D attached hereto, and the Security Agreement shall be in full force
   ---------
and effect at the Closing.

        2D.    STS Credit Agreement.  The Credit Agreement dated as of January
               --------------------
30, 1998, amended and restated as of July 7, 2000, among STS, the lender parties thereto (the "Senior Lenders") Mellon Bank, N.A., as issuing bank and as agent
              --------------
(the "Agent"), as amended (the "STS Credit Agreement"), shall have been executed
      -----                     --------------------
and delivered by the parties thereto in form and substance satisfactory to Purchaser.

        2E.    Subordination Agreement.  STS, Purchaser and the Agent on behalf
               -----------------------
of the Senior Lenders shall have entered into a subordination and intercreditor agreement (the "Subordination Agreement") setting forth the respective rights
                -----------------------
and priorities of Purchaser and the Agent on behalf of the Senior Lenders with respect to STS, in form substantially the same as that attached hereto as Exhibit E, and the Subordination Agreement shall be in full force and effect at
---------
the Closing.

        2F.    Intercompany Loan and Business Plan.  The documentation for the
               -----------------------------------
Intercompany Loan (including, without limitation, a subordination agreement with ATS's senior lenders) shall have been executed and delivered by ATS, STS and the other parties thereto in form and substance reasonably satisfactory to Purchaser, and a two-year business plan for ATS and its Subsidiaries shall have been submitted to Purchaser in form and substance reasonably satisfactory to Purchaser.

        2G.    ATS Credit Agreement.  The Loan and Security Agreement dated as
               --------------------
of June 23, 1998, among Asche Transfer, Inc. and AG Carriers, Inc. (as borrowers), ATS (as guarantor) and American National Bank and Trust Company of Chicago, as amended (the "ATS Credit Agreement"), shall have been amended by the
                          --------------------
parties thereto in form and substance satisfactory to Purchaser.

        2H.    STS and ATS Unsecured Creditors.  Agreements in form and
               -------------------------------
substance reasonably satisfactory to Purchaser shall have been reached between
(i) ATS and Richard S. Baugh, (ii) STS and trade creditors of STS to which STS owes a minimum aggregate amount of $750,000, and (iii) trade creditors of ATS or its Subsidiaries (other than STS) to which ATS or its Subsidiaries other than STS owe a minimum aggregate amount of $750,000, providing for the extension of the period during which the respective amounts owed by STS, ATS and its Subsidiaries (as appropriate) must be paid.

        2I.   Consents and Approvals.
              ----------------------

              (i) ATS and STS shall have received or obtained all stockholder and third-party consents and approvals that are necessary for the consummation of the transactions contemplated hereby (including the issuance of ATS Common Stock upon exercise of the Warrant and STS Common Stock upon conversion of the Notes) or to prevent a breach of or default under, or a termination, modification or acceleration of, any material instrument, contract, lease, license or other agreement to which ATS, STS and/or any Subsidiary is a party, in each case on terms and conditions reasonably satisfactory to Purchaser.

            (ii) Purchaser, ATS and STS shall have received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary for the consummation of the transactions contemplated hereby or for Purchaser to own the Note and Warrant and the ATS Common Stock issuable upon exercise of the Warrant and the STS Common Stock issuable upon conversion of the Notes, in each case on terms and conditions reasonably satisfactory to Purchaser (provided that filings and clearance under the Hart-Scott-Rodino Act with respect to the issuance of stock upon exercise of the Warrant or the conversion of the Note need not be obtained prior to the Closing).

            (iii) ATS shall have taken all actions reasonably necessary to ensure that Purchaser, following issuance or exercise of the Warrant, shall not be deemed to be an "interested stockholder" under, or otherwise be subject to the provisions of, Section 203 of the Delaware General Corporation Law, or any other applicable anti-takeover or similar law of any jurisdiction.

        2J.    Fairness Opinion.  STS and ATS shall have received an opinion
               ----------------
from Houlihan Smith & Company, Inc. reasonably satisfactory in form and substance to Purchaser as to the fairness of the transactions contemplated under this Agreement.

        2K.    STS Business Plan.  A two-year business plan for STS, including
               -----------------
appropriate financial projections, shall have been submitted to Purchaser in form and substance reasonably satisfactory to Purchaser.

        2L.    No Material Adverse Change.  Except for the June 14, 2000
               --------------------------
delisting of the ATS Common Stock from the NASDAQ Stock Market, since April 30, 2000, there shall have been no material adverse change or development, in the aggregate taking into account all changes and developments, in the business, financial condition, value, operating results, assets, operations, business prospects, cash flow or customer, supplier or employee relations of STS, ATS or any of their Subsidiaries (as determined by Purchaser in its sole discretion).

        2M.    No Litigation.  No suit, action or other proceeding shall be
               -------------
pending or threatened before any court or governmental or regulatory official, body or authority or any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Purchaser to (A) own the Warrant, the Notes, the ATS Common Stock issuable upon exercise of the Warrant or the STS Common Stock issuable upon conversion of the Notes or (B) exercise voting control of ATS or STS or (iv) affect adversely the right of ATS or STS to own their respective assets or control their respective business, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect.

        2N.    Charter Amendments.  STS shall have amended its articles of
               ------------------
incorporation (the "Charter Amendment") to provide that the number of authorized
                    -----------------
shares of STS Common Stock shall be increased as necessary to enable STS to issue the STS Common Stock issuable upon conversion of the Note.

        2O.    Release of Mellon Cash Collateral by Agent.  Prior to or
               -------------------------------------------
contemporaneous with the Closing, Mellon Bank, N.A. shall have released to STS all remaining Mellon Cash Collateral (as such term is used and defined in the STS Credit Agreement).

        2P.    Securities Law Compliance.  The Company shall have made all
               -------------------------
filings under all applicable federal and state securities laws necessary to consummate the issuance of the Notes and the Warrant pursuant to this Agreement to comply with such laws.

        2Q.    Opinion of Counsel.  Purchaser shall have received from Sachnoff
               ------------------
& Weaver, Ltd., counsel for ATS and STS, an opinion with respect to the matters set forth in Exhibit F, which shall be addressed to Purchaser, dated the date of
             ---------
the Closing and in form and substance reasonably satisfactory to Purchaser.

        2R.    Closing Documents.  ATS and STS shall each have delivered to
               -----------------
Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and Sections 2A through 2P, inclusive, have been fully satisfied;

               (ii) certified copies of the resolutions duly adopted by ATS's and STS's boards of directors authorizing (as appropriate) the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Note, the issuance of the Warrant, the reservation of shares of STS Common Stock issuable upon conversion of the Notes and the reservation of shares of ATS Common Stock issuable upon exercise of the Warrant, and the consummation of all other transactions contemplated by this Agreement;

               (iii) certified copies of ATS's and STS's respective certificates and articles of incorporation and bylaws, each as in effect at the Closing, containing, in the case of STS, the Charter Amendment.

               (iv) certified copies of the STS Credit Agreement, the ATS Credit Agreement and the agreements evidencing the Intercompany Loan, each as in effect at the Closing;

               (v) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

               (vi) good standing certificates for ATS and STS for each jurisdiction in which such corporation is organized or in which it is required to qualify to do business as a foreign corporation;

               (vii) duly executed UCC financing statements for each jurisdiction in which STS owns any personal property;

               (viii) insurance policy endorsements as required by the Security Agreement;

               (ix)   the Note executed in favor of Purchaser;

               (x)    the Warrant registered in Purchaser's name;

               (xi) a stock certificate registered in Purchaser's name evidencing the Additional Shares; and

               (xii) such other documents relating to the transactions contemplated by this Agreement as Purchaser or its special counsel may reasonably request.

        2S.    Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by ATS or STS in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to Purchaser and its special counsel.

        2T.    Waiver.  Any condition specified in this Section 2 may be waived
               ------
if consented to by Purchaser.

        2U.    Expenses.  At the Closing, ATS shall have reimbursed Purchaser
               --------
for its fees and expenses as provided in Section 8A.

       Section  3.  Covenants.
                    ---------

        3A.    Financial Statements and Other Information. ATS (commencing
               ------------------------------------------
immediately following the completion of the audited 1999 ATS financial statements or December 31, 2000, whichever first occurs) and STS (commencing immediately following the Closing) shall deliver to Purchaser (so long as Purchaser holds any Notes, the Warrant, any ATS Common Stock or any STS Common Stock), and to all other holders of Note(s) or Warrant(s) (if any):

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of ATS and its Subsidiaries and of STS and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of ATS and its Subsidiaries and of STS and its Subsidiaries as of the end of such monthly period, setting forth in each case (as appropriate) comparisons to ATS's or STS's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be certified by ATS's or STS's president or chief financial officer (as appropriate);

               (ii) accompanying the STS financial statements referred to in subparagraph (i) above, an Officer's Certificate stating that there is no Event of Default or Potential Event of Default in existence and that neither STS nor any of its Subsidiaries is in default under the STS Credit Agreement or any other material agreement to which it is a party or, if any Event of Default or Potential Event of Default or any such default exists, specifying the nature and period of existence thereof and what actions STS and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of ATS and its Subsidiaries and of STS and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of ATS and its Subsidiaries and of STS and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons (as appropriate) to ATS's or STS's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to STS's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Default or Potential Event of Default in existence or that there was any other default by STS or any of its Subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which STS or any of its Subsidiaries is a party or, if such accountants have reason to believe any Event of Default or Potential Event of Default or other default by STS or any of its Subsidiaries exists, a certificate specifying the nature and period of existence thereof, and (c) copies of such firm's annual management letters to ATS's and STS's boards of directors;

               (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of ATS's or STS's operations or financial affairs given to ATS or STS by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (v) no later than five days following the end of each business week, weekly financial reports regarding the operations of STS and its Subsidiaries during such week, including updated monthly forecasts of revenue and EBITDA and a statement of amounts available to be drawn by STS under the revolving credit portion of the Senior Debt;

               (vi) prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for ATS and its Subsidiaries and for STS and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets and any material revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from either annual budget, an Officer's Certificate giving notice thereof;

               (vii) written notice of any of the following, promptly upon becoming aware thereof, together with an Officer's Certificate setting forth the details thereof and any action with respect thereto taken or proposed to be taken by ATS and STS:

                      (A)  any Event of Default or Potential Event of Default;

                      (B) any material adverse change or development affecting the business, operations or condition (financial or otherwise) or prospects of ATS or STS;

                      (C) any pending or threatened action, suit, proceeding or investigation by or before any governmental authority against or affecting ATS or STS or any of their Subsidiaries, involving an amount of $50,000 or more or seeking specific performance or injunctive relief;

                      (D) any material violation, breach or default by ATS or STS or any of their Subsidiaries of or under any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of STS or any of its Subsidiaries; and

                      (E) any amendment or supplement to, or extension, renewal, refinancing, or refunding of, or waiver by any other party thereto of any right under or conditions of any agreement or instrument creating, evidencing or securing any Indebtedness involving an amount of $50,000 or more.

               (viii) concurrently with STS's delivery or receipt thereof, copies of any reports, certificates or notices furnished by STS to any other party to any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of STS or any of its Subsidiaries or any agreement or instrument creating, evidencing or securing any Indebtedness of STS or any of its Subsidiaries involving an amount of $50,000 or more;

               (ix)   [intentionally omitted];

               (x) promptly upon their becoming available to ATS or STS, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which ATS or STS shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by ATS or STS to its stockholders, bondholders or the financial community generally, and (iii) all accountants management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports from outside accountants with respect to, ATS or STS; and

               (xi) with reasonable promptness, such other information and financial data concerning ATS and its Subsidiaries or STS and its Subsidiaries as any Person entitled to receive information under this
     Section 3A may reasonably request.

Each of the financial statements referred to in subparagraphs (i) and (iii) above shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of ATS and its Subsidiaries or STS and its Subsidiaries).

        3B.    Inspection of Property.  STS shall permit any representatives
               ----------------------
designated by Purchaser (so long as Purchaser holds any Notes or any STS Common Stock) and any other holder of the Note(s), upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of STS and its Subsidiaries, (ii) examine the corporate and financial records of STS and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of STS and its Subsidiaries. The presentation of an executed copy of this Agreement by Purchaser to STS's independent accountants shall constitute STS's permission to its independent accountants to participate in discussions with such Persons.

        3C.    Attendance at Board Meetings.  STS shall permit a representative
               ----------------------------
of Purchaser (other than representatives of Purchaser serving on the board of STS) to attend as an observer all meetings of STS directors and all committees thereof.

        3D.    ATS Restrictive Covenants.  From the date hereof to and including
               -------------------------
the date of the Closing and thereafter so long as Purchaser holds the Warrant or any ATS Common Stock, ATS shall not, without Purchaser's prior written consent:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of its or any of its Subsidiaries' capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities);

               (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any of its capital stock or other equity securities other than (A) the granting and exercise of Options granted subsequent to the date of this Agreement to officers and employees of ATS and its Subsidiaries, provided that such Options are not exercisable in the aggregate into more than one percent of the ATS Common Stock outstanding on a fully-diluted basis assuming exercise and conversion of all outstanding Options and Convertible Securities, including all of such Options, and (B) the exercise of the presently outstanding Options identified on the Equity
                                                                         ------
     Schedule;
     --------

               (iv) merge or consolidate with any Person or permit any of its Subsidiaries to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

               (v) sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of, (A) any of the STS Common Stock owned by ATS or (B) any assets having a value (based on the greater of the book value thereof, determined in accordance with generally accepted accounting principles consistently applied, or the consideration paid therefor) of more than $100,000 in any transaction or series of related transactions (other than sales in the ordinary course of business), except for the truck terminals owned by ATS located in Atlanta, Georgia and Rockford, Illinois;

               (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

               (vii) acquire, or permit any of its Subsidiaries to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

               (viii) enter into, or permit any of its Subsidiaries to enter into, the ownership, active management or operation of any business other than that engaged in by them as of the date hereof; or

               (ix) settle, compromise or dismiss with prejudice any material litigation to which ATS or any of its Subsidiaries is a party.

        3E.    ATS Affirmative Covenants.  From the date hereof to and including
               -------------------------
the Closing and thereafter so long as Purchaser holds the Warrant or any ATS Common Stock, ATS shall deliver to Purchaser, promptly following receipt thereof, any written notices or correspondence from the Securities and Exchange Commission, the National Association of Securities Dealers or any other governmental or private regulatory body, and ATS shall consult and cooperate with Purchaser in preparing any notices or responses to any such regulatory body. ATS hereby forever waives its right under Section 5.02(c) of the Stock Purchase Agreement among Purchaser, ATS and STS to prohibit Purchaser and Churchill Capital, Inc. from buying, selling or otherwise disposing of shares of ATS Common Stock. ATS shall prepare all documentation necessary to comply with and shall cooperate with Purchaser, in complying with the Hart-Scott-Rodino Act in connection with Purchaser's exercise of the Warrant, and ATS shall file such documents with the Federal Trade Commission promptly after the Closing and shall request early termination of the waiting period.

        3F.    Use of Proceeds.  STS shall not, nor shall it permit any of its
               ---------------
Subsidiaries to, use any proceeds from the sale of the Note hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of one or more regulation(s) promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities," and STS shall apply the proceeds of the sale of the Note only for working capital, general corporate purposes, the funding of the Intercompany Loan and the repayment of up to $600,000 of Indebtedness owed by STS to another Subsidiary of ATS, in each case in accordance with the attached Sources and Uses Schedule. STS shall not use
                                -------------------------
the proceeds of
the sale of the Note directly or indirectly for any unlawful purpose, in any manner inconsistent with this Section 3F, or inconsistent with any other provision of this Agreement.

        3G.    Intentionally Omitted.
               ---------------------

        3H.    Insurance.  STS and each of its Subsidiaries shall (i) maintain
               ---------
with financially sound and reputable insurers acceptable to Purchaser insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of Persons engaged in the same or similar businesses or having similar properties similarly situated (including, without limitation, business interruption, product and other liability, casualty, workers' compensation and umbrella insurance), (ii) provide that such insurance cannot terminate, expire, be canceled or amended in any material respect without 30 days' prior notice to Purchaser, (iii) furnish to Purchaser from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as Purchaser may request, and (iv) provide such other insurance and endorsements as are required by this Agreement or the Security Agreement.

        3I.    Payment of Taxes and Other Potential Charges and Priority
               ---------------------------------------------------------
Claims.  STS and each of its Subsidiaries shall pay or discharge
------

               (i) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

               (ii) on or prior to the date when due, all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, would result in the creation of a Lien upon such property; and

               (iii) on or prior to the date when due, all other lawful claims which, if unpaid, would result in the creation of a Lien upon any such property or which, if unpaid, would give rise to a claim entitled to priority over general creditors of STS or any of its Subsidiaries in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided that unless and until foreclosure, distraint, levy, sale or similar
--------
proceedings shall have been commenced STS or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and (z) such failure to pay or discharge, individually or in the aggregate, would not have a Material Adverse Effect.

        3J.    Preservation of Corporate Status.  STS and each of its
               --------------------------------
Subsidiaries shall maintain their status as a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable, except for matters that, individually or in the aggregate, would not have a Material Adverse Effect.

        3K.    Governmental Approvals and Filings.  STS and each of its
               ----------------------------------
Subsidiaries shall keep and maintain in full force and effect all Governmental Actions necessary in connection with execution and delivery of this Agreement, the Notes and the Security Agreement, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

        3L.    Maintenance of Properties.  STS and each of its Subsidiaries
               -------------------------
shall maintain or cause to be maintained in good repair, working order and condition all material properties now or hereafter owned, leased or otherwise possessed by them and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        3M.    Avoidance of Other Conflicts.  STS and each of its Subsidiaries
               ----------------------------
shall not violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

               (i)    any Law,

               (ii) their respective articles or certificates of incorporation or bylaws (or other constituent documents), or

               (iii) any agreement or instrument to which they are a party or by which they or any of their properties (now owned or hereafter acquired) may be subject or bound,

except for matters that could not, individually or in the aggregate, have a Material Adverse Effect.

        3N.    Financial Accounting Practices.  STS and each of its Subsidiaries
               ------------------------------
shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3O.    Continuation of or Change in Business.  STS and each of its
               -------------------------------------
Subsidiaries shall continue to engage in their respective businesses substantially as conducted and operated during the present and preceding fiscal year, and STS and each of its Subsidiaries shall not engage in any business other than solid waste and bulk industrial transport services.

          3P.  Consolidated Tax Return.  Prior to the full conversion of all
               -----------------------
Notes, STS shall not file or consent to the filing of any consolidated income tax return with any Person, except as permitted under the Tax Sharing Agreement. STS shall not amend, or consent to an amendment of, the Tax Sharing Agreement.

          3Q.  Fiscal Year.  STS and each of its Subsidiaries shall not change
               -----------
their respective fiscal year or fiscal quarter.

          3R.  Plan and Multiemployer Plans.
               ----------------------------

               (i) STS shall, and shall cause each of its Controlled Group Members to, make contributions to each Plan maintained by STS and its Controlled Group Members, respectively, when due in accordance with the terms of the Plan and minimum funding requirements under ERISA and the Code applicable to such Plan and pay PBGC premiums as and when due for such Plan.

               (ii) As soon as such liability has been determined, or within 65 days after STS receives a request for such liability determination from Purchaser, STS shall deliver or cause to be delivered to Purchaser (i) with respect to each Plan subject to Title IV of ERISA and maintained by STS or any Controlled Group Member, the "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), as certified by the actuary for each such Plan, and (ii) the aggregate amount of Postretirement Benefit Obligations, as certified by an actuary satisfactory to Purchaser. STS shall notify Purchaser within 30 days of the occurrence of any event that would materially affect the "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) for any such Plan or materially affect Postretirement Benefit Obligations.

               (iii) Within not more than 60 days after the earlier of implementation, or corporate authorization to implement, a Plan (other than one described in subparagraph (b) of the definition thereof herein), STS shall give written notice to Purchaser of such action.

               (iv) Within not more than 60 days after STS or any Controlled Group Member becomes obligated to any Multiemployer Plan, STS shall give written notice thereof to Purchaser.

               (v) STS shall, and shall cause each of its Controlled Group Members to, make contributions required to be made by it, or any of them, to each Multiemployer Plan when due in accordance with its, or any of their, obligations under any collective bargaining agreement related to such Multiemployer Plan or participation agreements applicable to such Multiemployer Plan; provided nothing herein shall be interpreted as preventing STS from contesting in good faith any said obligation and/or the contributions required thereunder.

          3S.  Liens.  Neither STS nor any of its Subsidiaries shall at any time
               -----
create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):
                           ---------------

               (i) Liens pursuant to the Senior Debt Documents in favor of the Agent for the benefit of the Senior Lenders and the Agent to secure the debt incurred thereunder;

               (ii) Liens pursuant to the Security Agreement in favor of Purchaser to secure the debt evidenced by the Notes, subject to the Subordination Agreement;

               (iii) Liens existing on the date hereof securing obligations existing on the date hereof, as and to the extent such Liens exist as of the date hereof (and Liens securing successor obligations incurred to refinance predecessor obligations allowed under this subsection (iii); provided that in each case the successor obligation is an obligation of the
     --------
     same Person subject to the predecessor Indebtedness and is not greater than (and is not otherwise on terms less advantageous than) the predecessor obligation immediately before such refinancing, and the Lien securing the predecessor obligation immediately before such refinancing);

               (iv) Liens (whether or not assumed) existing on property at the time of purchase thereof by STS or to secure payment of the purchase price thereof, provided, that:

                     (A) such Lien is created before or substantially simultaneously with the purchase of such property in the ordinary course of business by STS;

                     (B) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof;

                     (C) the aggregate amount secured by all such Liens on any particular property at the time purchased by STS, as the case may be, shall not exceed the lesser of the purchase price of such property or the fair market value of such property at the time of purchase thereof ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed); and

                     (D) the obligation secured by such Lien is Indebtedness permitted under Section 3T(ii);

               (v) Liens arising from taxes, assessments, charges or claims described in Section 3I that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 3I;

               (vi) Deposits or pledges of cash or securities in the ordinary course of business to secure (A) workmen's compensation, unemployment insurance or other social security obligations, (B) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (C) stay, surety or appeal bonds, or (D) other obligations of a like nature incurred in the ordinary course of business;

               (vii) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, STS; and

               (viii) With respect to the real property owned by STS, (i) mechanics', materialmen's, carriers', landlords' or other like liens arising by operation of law and in the ordinary course of business and securing obligations of a Person that are not overdue for a period of more than 30 days or are being contested in good faith; and (ii) easements, rights-of-way, zoning and similar restrictions and other charges or encroachments or encumbrances not interfering with the ordinary conduct of the business of STS and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by STS.

"Permitted Lien" shall in no event include any Lien imposed by, or required to
 --------------
be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section 3S shall be construed to limit any other restriction on Liens imposed by the Security Agreement.

          3T.  Indebtedness.  Neither STS nor any of its Subsidiaries shall at
               ------------
any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to create, incur, assume or suffer to exist any Indebtedness, except:

               (i) subject to the Subordination Agreement, Indebtedness to the Senior Lenders and the Agent pursuant to the Senior Debt Documents;

               (ii) Indebtedness to Purchaser under this Agreement, the Notes and the Security Agreement;

               (iii) Indebtedness secured by Liens permitted by Section 3S(iv); provided, that the aggregate principal amount of such Indebtedness shall not exceed $1,000,000;

               (iv) Accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, other than under trac leases of trucks, tractors, trailers, tippers and other equipment the payment terms of which are extended under agreements reached no later than 30 days following the Closing; provided that (i) such account payable is payable not later than 90 days after the original invoice date according to the original term of sale, and (ii) such account payable is not overdue by more than 90 days according to the original terms of sale (except to the extent such account payable is being contested in good faith
      ------
     and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made with respect therefor);

               (v)   Indebtedness under Interest Rate Hedging Agreements; or

               (vi)  Capitalized Lease Obligations, to the extent permitted by
     Section 3DD hereof.

          3U.  Guaranties, Indemnities, etc.  Neither STS nor any of its
               -----------------------------
Subsidiaries shall be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

               (i) Guaranty Equivalents existing on the date hereof and listed in the Guaranty Schedule hereto (and extensions, renewals and refinancings
            -----------------
     thereof and of the associated Assured Obligations on terms no more burdensome to STS than those existing immediately before such extension, renewal or refinancing);

               (ii) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

               (iii) indemnities by STS of the liabilities of its directors or officers, in their capacities as such, pursuant to provisions presently contained in STS's articles or certificates of incorporation or bylaws or as permitted by Law.

          3V.    Loans, Advances and Investments.  Neither STS nor any of its
                 -------------------------------
Subsidiaries shall at any time make or suffer to exist or remain outstanding any loan or advance to, to purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:
                                                                      ------

               (i) loans and investments existing on the date hereof and listed in the Loans and Investments Schedule (and extensions, renewals and
                   ------------------------------
     refinancings thereof on terms no less favorable than those existing immediately before such extension, renewal or refinancing);

               (ii) receivables owing to STS arising from providing services under usual and customary terms in the ordinary course of business; and loans and advances extended by STS to subcontractors or suppliers (excluding contractors or suppliers who are Affiliates of STS) under usual and customary terms in the ordinary course of business;

                (iii) advances to officers and employees of the STS to meet expenses incurred by such officers and employees in the ordinary course of business and in the aggregate amounts at any time outstanding not exceeding $300,000;

                (iv)  Cash Equivalent Investments; and

                (v)   the Intercompany Loan.

          3W.   Dividends and Related Distributions.  Neither STS nor any of its
                -----------------------------------
Subsidiaries shall declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do so.

          3X.   Sale-Leasebacks.  Neither STS nor any of its Subsidiaries shall
                ---------------
at any time enter into or suffer to remain in effect any transaction to which STS or such Subsidiary is a party involving the sale, transfer or other disposition by STS or such Subsidiary of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

          3Y.   Leases.  Neither STS nor any of its Subsidiaries shall at any
                -------
time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, other than the leasing of tractors, trailers, tippers and other equipment, terminals and other property in the ordinary course of business.

          3Z.   Mergers, Acquisitions, etc.  Neither STS nor any of its
                ---------------------------
Subsidiaries shall (i) merge with or into or consolidate with any other Person,
(ii) liquidate, wind-up, dissolve or divide, (iii) acquire all or any substantial portion of the properties of any going concern or going line of business, (iv) acquire all or any substantial portion of the properties of any other Person other than in the ordinary course of business, or (v) agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

          3AA.  Dispositions of Properties.  Neither STS nor any of its
                --------------------------
Subsidiaries shall sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except STS may, for no consideration other than cash, dispose of equipment in the ordinary course of business which is obsolete or no longer useful in the business of STS; provided, that STS will report such disposition to Purchaser in
                 --------
writing at least quarterly.

          3BB.  Subsidiaries.  STS shall not, and shall not allow any of its
                ------------
Subsidiaries to, establish or acquire any additional Subsidiary.

          3CC.  Dealings with Affiliates.  Neither STS nor any of its
                ------------------------
Subsidiaries shall enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of STS or such Subsidiary, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (i) Existence and performance of contracts, agreements and arrangements of STS in existence as of the date hereof or proposed as of the date hereof (including without limitation the Intercompany Loan) and in any event set forth in the Affiliated Transactions Schedule; and
                                --------------------------------

          (ii) Officers and employees of STS may be compensated for services rendered in such capacity to STS, provided that (A) such compensation is in
                                       --------
     good faith and on terms no less favorable to STS than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, (B) the board of directors of STS (including a majority of the directors having no direct or indirect interest in such transaction) approve such compensation and (C) such compensation to any single officer or employee in any fiscal year shall not exceed $300,000.

          3DD.  Capital Expenditures.  Neither STS nor any of its Subsidiaries
                --------------------
shall make any Capital Expenditures on or after the date hereof, except

                (i) subject to subsection (iii) below, Capital Expenditures by STS not in excess of $4,000,000 in any fiscal year of STS; and

                (ii) Capital Expenditures by STS funded entirely with the proceeds of the sale or other disposition of equipment in accordance with
     Section 3AA hereof.

          3EE.  Issuance of Equity.  Neither STS nor any of its Subsidiaries
                ------------------
shall issue any capital stock or other equity securities or rights to acquire capital stock or other equity securities, except (i) in connection with the conversion of the Notes and (ii) options granted to STS management, provided
                                                                    --------
that Purchaser shall be granted full anti-dilution protections with respect to all such options granted on or prior to December 31, 2001.

          3FF.  Limitations on Modification of Certain Agreements and
                -----------------------------------------------------
Instruments. Neither STS nor any of its Subsidiaries shall amend,  modify or
-----------
supplement their respective articles or certificates of incorporation or bylaws (or similar constituent documents).

          3GG.  Limitation on Payments and Modification of Restricted
                -----------------------------------------------------
Indebtedness. Neither STS nor any of its Subsidiaries shall directly or
------------
indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, or make any payment (on account of principal, interest, premium or otherwise) of, or grant, or amend, modify or supplement any of the terms and conditions of, any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except as follows:

                (i) STS may pay principal and interest on the Senior Debt to the extent consistent with the Subordination Agreement; and

                (ii) STS may amend, modify or supplement the terms of the Senior Debt and the Senior Debt Documents to the extent consistent with the Subordination Agreement.

          3HH.  Limitation on Other Restrictions on Liens, Transfer or
                ------------------------------------------------------
Dispositions. Neither STS nor any of its Subsidiaries shall enter  into, become
------------
or remain subject to any agreement or instrument to which STS or any of its Subsidiaries is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound containing provisions that would prohibit, restrict or limit the grant or continuance of any Lien upon any of its properties (now owed or hereafter acquired) or prohibit, restrict or limit its ability to transfer or dispose of any of its properties (now owned or hereafter acquired), to require it to apply the proceeds of any such transfer disposition in a specified manner, except:

                (i)   The STS Credit Agreement;

                (ii) This Agreement, the Securities Agreement and the documents and agreements contemplated hereby and thereby; and

                (iii) Restrictions pursuant to a non-assignment provision of any executory contract or of any lease by STS as lessee, and restrictions on granting Liens on property of STS subject to a Permitted Lien for the benefit of the holder of such Permitted Lien to the extent in existence on the date hereof.

          3II.  Limitation on Other Restrictions on Amendment of the Loan
                ---------------------------------------------------------
Documents, etc. Neither STS nor any of its Subsidiaries shall enter into, become
---------------
or remain subject to any agreement or instrument to which STS or any of its Subsidiaries is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to this Agreement, the Notes and the Security Agreement except the STS Credit Agreement and the Subordination Agreement.

          3JJ.  Environmental Matters.  ATS, STS and their Subsidiaries shall:
                ---------------------

                (i) Comply in all material respects with all Environmental and Safety Requirements, including, without limitation, all permits, licenses and authorizations required thereunder; and

                (ii) Promptly respond to, investigate and remediate all spills or releases of or contamination by hazardous materials, substances or wastes (including without limitation petroleum products and constituents thereof) resulting from the operations of ATS, STS or their respective Subsidiaries or occurring at any of their facilities or properties.

          Section 4.  Representations and Warranties of ATS and STS.  As a
                      ---------------------------------------------
material inducement to Purchaser to enter into this Agreement and purchase the Note and the Warrant hereunder, each of ATS and STS hereby represents and warrants that:

          4A.  Organization, Corporate Power and Licenses.  Each of ATS and STS
               ------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Illinois, respectively, and are qualified to do business in every jurisdiction in which their respective ownership of property or conduct of business requires them to qualify. Each of ATS and STS possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of ATS's and STS's charter documents and bylaws which have been furnished to Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          4B.  Capital Stock and Related Matters.
               ---------------------------------

               (i) As of the Closing and immediately thereafter, the authorized capital stock of ATS shall consist of 25,000,000 shares of ATS Common Stock, of which 8,623,587 shares shall be issued and outstanding, 3,111,111 shares shall be issued as the Additional Shares and 950,000 shares shall be reserved for issuance upon exercise of the Warrant. As of the Closing and immediately thereafter, the authorized capital stock of STS shall consist of 35,000,000 shares of STS Common Stock, of which 4,500,000 shares shall be issued and outstanding and 25,500,000 shares shall be reserved for issuance upon conversion of the Notes, and 100,000 shares of preferred stock, none of which shall be issued and outstanding. As of the Closing, neither ATS nor STS nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Note and the Warrant and as set forth on the attached Capitalization Schedule. As of the Closing, neither ATS nor STS nor any
     -----------------------
     Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. As of the Closing, all
                                -----------------------
     of the outstanding shares of ATS's and STS's capital stock (including, without limitation, the Additional Shares) shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of ATS's and STS's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Notes or the Warrant hereunder or the issuance of the ATS Common Stock or STS Common Stock upon conversion of the Notes or upon exercise of the Warrant, respectively. Neither ATS nor STS has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Note or the Warrant hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of ATS's and STS's knowledge, there are no agreements between their stockholders with respect to the voting or transfer of their capital stock or with respect to any other aspect of their affairs, except for the Registration Agreement and as set forth on the Capitalization Schedule.
                                                    -----------------------

          4C.  Subsidiaries; Investments.  The attached Subsidiary Schedule
               -------------------------                -------------------
correctly sets forth the name of each Subsidiary of ATS and STS, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by ATS or another Subsidiary free and clear of any Lien, except as set forth on the Subsidiary
                                                                  ----------
Schedule, and not subject to any option or right to purchase any such shares.
--------
Except as set forth on the Subsidiary Schedule, none of ATS, STS or any
                           -------------------
Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          4D.  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement, the Note, the Amended Registration Agreement, the Warrant, the Security Agreement and all other agreements and instruments contemplated hereby to which ATS and/or STS is a party have been duly authorized by ATS and STS (as the case may be). This Agreement, the Amended Registration Agreement, the Note, the Warrant, the Security Agreement and all other agreements and instruments contemplated hereby to which ATS and/or STS is a party each constitutes a valid and binding obligation of ATS and STS, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by principals of equity. Except as set forth on the attached Restrictions Schedule (as the case may be), the execution and delivery by ATS
---------------------
and STS of this Agreement, the Notes, the Amended Registration Agreement , the Warrant, the Security Agreement and all other agreements and instruments contemplated hereby to which ATS and/or STS is a party, the offering, sale and issuance of the Notes and the Warrant hereunder, the issuance of the STS Common Stock upon conversion of the Notes, the issuance of ATS Common Stock upon exercise of Warrant, the issuance of the Additional Shares and the fulfillment of and compliance with the respective terms hereof and thereof by ATS and/or STS, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon ATS and/or STS or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the ATS, STS or any Subsidiary, or any law, statute, rule or regulation to which the ATS, STS or any Subsidiary is subject (including, without limitation, any usury laws applicable to the

Note), or any material agreement, instrument, order, judgment or decree to which ATS, STS or any Subsidiary is subject. Except as set forth on the Restrictions
                                                                  ------------
Schedule, none of the Subsidiaries are subject to any restrictions upon  making
--------
loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, ATS, STS or another Subsidiary.

          4E.  Financial Statements.  With respect to the following financial
               --------------------
statements:

               (i) the audited consolidated balance sheet of STS and its Subsidiaries as of December 31, 1998, and the related statements of income and cash flows (or the equivalent) for the twelve-month period then ended;

               (ii) the unaudited consolidated balance sheet of STS and its Subsidiaries as of December 31, 1999, and the related statements of income and cash flows (or the equivalent) for the twelve-month period then ended; and

               (iii) the unaudited consolidated balance sheets of STS and its Subsidiaries as of April 30, 2000 (the "Latest Balance Sheet"), and the
                                             ---------------------
     related statements of income and cash flows (or the equivalent) for the four-month period then ended,

each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of STS and ATS (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP, except that (i) matters relating to intercompany transactions between STS and ATS and its Subsidiaries may render such statements inaccurate and incomplete, and Ernst & Young L.L.P. has withdrawn its opinion with respect to its audit of the 1998 ATS and STS financial statements, and (ii) the unaudited financial statements are subject to normal year-end adjustments and lack footnote and other presentation items.

          4F.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached Liabilities Schedule, none of ATS, STS or its Subsidiaries is subject
         --------------------
to any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to ATS, STS or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement and
(iv) liabilities and obligations which have not had and could not reasonably be expected to have a Material Adverse Effect.

          4G.  No Material Adverse Change.  Except as set forth on the Material
               --------------------------                              --------
Adverse Change Schedule, since the date of the Latest Balance Sheet, there has
-----------------------
been no material adverse
change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of ATS, STS or any Subsidiary.

          4H.  Assets.  ATS, STS and each Subsidiary have good and marketable
               ------
title to, or a valid leasehold interest in, all of the material properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for Permitted Liens. ATS, STS and each Subsidiary own, or have a valid leasehold interest in, all material assets necessary for the conduct of their respective businesses as presently conducted.

          4I.  Tax Matters.
               -----------

               (i)   Except as set forth on the attached Taxes Schedule: ATS,
                                                         --------------
     STS and each Subsidiary have filed all material Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; ATS, STS and each Subsidiary in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither ATS, STS nor any Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to ATS or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by ATS or STS from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning ATS's or any Subsidiary's Tax liability.

               (ii)  Neither ATS nor any Subsidiary has made an election under
     (S)341(f) of the Internal Revenue Code of 1986, as amended. ATS and each Subsidiary have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC
     (S)6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither ATS nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC (S)280G.

               (iii) "Tax" or "Taxes" means federal, state, county, local,
                      ---      -----
     foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return,
           ----------
     information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          4J.  Contracts and Commitments.  All material contracts, agreements
               -------------------------
and instruments to which ATS, STS or any of their Subsidiaries is a party (the "Material Contracts") are valid, binding and enforceable in accordance with
 ------------------
their respective terms. ATS, STS and each Subsidiary have performed all material obligations required to be performed by them under Material Contracts and are not in default or breach in any material respect under nor in receipt of any claim of default or breach under any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by ATS or any Subsidiary under any Material Contract; neither ATS, STS nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any Material Contract.

          4K.  Intellectual Property Rights.  Except as set forth on the
               ----------------------------
Intellectual Property Schedule, ATS or one of its Subsidiaries owns all right,
------------------------------
title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of ATS and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens, except Permitted Liens. Except as set forth on the Intellectual Property Schedule, the loss or expiration of any
             ------------------------------
Intellectual Property Right or related group of Intellectual Property Rights owned or used by ATS or any Subsidiary has not had and would not reasonably be expected to have a Material Adverse Effect on the conduct of ATS's and its Subsidiaries' respective businesses. ATS and its Subsidiaries have taken all necessary actions to maintain and protect the Intellectual Property Rights which they own. Except as set forth on the Intellectual Property Schedule, (a) there
                                      ------------------------------
have been no claims made against ATS or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (b) neither ATS nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that ATS or any Subsidiary license any rights from a third party), and (c) the conduct of ATS's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons which has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth on the Intellectual
                                                               ------------
Property Schedule, the transactions contemplated by this Agreement shall have no
-----------------
Material Adverse Effect on ATS's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property
                                                         ---------------------
Schedule.
--------

          4L.  Litigation, and Related Matters.  Except as set forth on the
               -------------------------------
attached Litigation Schedule, there are no actions, suits, proceedings, orders,
         -------------------
investigations or claims pending or, to the best of ATS's and STS's knowledge, threatened against or affecting ATS or any Subsidiary (or to the best of the ATS's and STS's knowledge, pending or threatened against or affecting any of the officers, directors or employees of ATS and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither ATS nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of ATS's and STS's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit).

        4M. Brokerage.  Except as set forth in the attached Brokerage Schedule,
            ---------                                       ------------------
there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon ATS or any Subsidiary. ATS shall pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

        4N. Insurance.  Neither ATS nor any Subsidiary is in default in any
            ---------
material respect of its obligations under any insurance policy maintained by it, and neither ATS nor any Subsidiary has been denied insurance coverage. The insurance coverage of ATS and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

        4O. Employees.  Except as set forth on the attached Employees Schedule,
            ---------                                       ------------------
neither ATS nor STS is aware that any executive or key employee of ATS or any Subsidiary or any group of employees of ATS or any Subsidiary has any plans to terminate employment with ATS or any Subsidiary. ATS and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and except as set forth on the Employees Schedule,
                                                          ------------------
neither ATS nor STS is aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as set forth in the Employees Schedule, neither ATS, its
                                        ------------------
Subsidiaries nor, to the best of ATS's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of ATS and its Subsidiaries, except for agreements between ATS and its present and former employees.

        4P. ERISA.
            -----

            (i)   Multiemployer Plans. Except as set forth in the ERISA
                  -------------------                             -----
     Schedule, to the knowledge of ATS and STS neither STS nor any Controlled
     --------
     Group Member has any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any Multiemployer Plan.

            (ii)  Retiree Welfare Plans.  Neither STS nor any Controlled Group
                  ---------------------
     Member maintains or has any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees

     (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

            (iii)  Defined Benefit Plans. Except as set forth in the ERISA
                   ---------------------                             -----
     Schedule, neither STS nor any Controlled Group Member maintains,
     --------
     contributes to or has any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

            (iv)   Defined Contribution Plans. Except as set forth in the ERISA
                   --------------------------                             -----
     Schedule, neither STS nor any Controlled Group Member maintains,
     --------
     contributes to or has any liability under (or with respect to) any Plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

            (v)    Contributions. Except as set forth in the ERISA Schedule, all
                   -------------                             --------------
     contributions to Plans have been timely made in accordance with ERISA, the Code, other applicable law and the terms of such Plan.

            (vi)   Compliance. Except as set forth in the ERISA Schedule, to the
                   ----------                             --------------
     knowledge of ATS and STS, all Plans comply in form and operation in all material respects with the applicable requirements of ERISA and the Code and meet the requirements of "qualified plans" under Section 401(a) of the Code, and no prohibited transaction under Section 406 of ERISA or 4975 of the Code has occurred with respect to any Plan.

            (vii)  Correct Copies.  STS has provided Purchaser with true and
                   --------------
     complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plans and except as set forth in the ERISA Schedule,
                                                               --------------
     all such reports have been filed in a timely and complete manner.

            (viii) Compliance.  The Plans and all related trusts, insurance
                   ----------
     contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither ATS nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject ATS or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by
     Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to the knowledge of STS and ATS, threatened which could result in or subject ATS to any material liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

        4Q. Compliance with Laws. Except as set forth on the Compliance
            --------------------                             ----------
Schedule, neither ATS nor any of its Subsidiaries has violated any law or any
--------
governmental regulation or requirement
which violation has had or would reasonably be expected to have a Material Adverse Effect on ATS or any of its Subsidiaries, and neither ATS nor any of its Subsidiaries has received notice of any such violation.

       4R.  Environmental and Safety Matters.  Except as set forth on the
            --------------------------------
Environmental Schedule, to the knowledge of ATS, STS and their Subsidiaries:
----------------------

            (i) ATS, STS and their Subsidiaries have complied and are currently in compliance in all material respects with all Environmental and Safety Requirements, and neither ATS, STS nor any of their Subsidiaries have received any oral or written notice, report or other information regarding any material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any material corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements and relating to any of them or their properties or facilities.

            (ii) Without limiting the generality of the foregoing, ATS, STS, and their Subsidiaries have obtained and complied with, and are currently in compliance with, all material permits, licenses and other authorizations that are required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses.

            (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in any liability for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

            (iv) None of the following exists at any property or facility owned, occupied or operated by ATS, STS or any of their Subsidiaries:

            (1) underground storage tanks, surface impoundments or disposal areas;

            (2)   asbestos-containing materials in any form or condition; or

            (3)   materials or equipment containing polychlorinated biphenyls.

            (v) Neither ATS, STS, any of their Subsidiaries nor any of their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance), in a manner that has or would give rise to any material liabilities including any liabilities for response costs, corrective action costs, personal injury, property damage, natural resource damages or attorneys fees pursuant to the

     Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety
            ------
     Requirements.

               (vi) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of ATS, STS or their Subsidiaries or any of their respective predecessors shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

               (vii) Neither ATS, STS nor any of their Subsidiaries has, either expressly or by operation of law, assumed or undertaken or otherwise become subject to any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               (viii) No Environmental Lien has attached to any property owned, leased or operated by ATS, STS or any of their Subsidiaries.

               (ix) ATS and STS have furnished to Purchaser all environmental audits, reports and other material environmental documents relating to the current and former operations and facilities of ATS, STS, and their respective Subsidiaries and Affiliates, which are in their possession, custody or control.

          4S.  Affiliated Transactions.  Except as set forth on the attached
               -----------------------
Affiliated Transactions Schedule, no officer, director, employee, stockholder or
--------------------------------
Affiliate of ATS or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with ATS or any Subsidiary or has any material interest in any material property used by ATS or any Subsidiary.

          4T.  Solvency, etc.  STS shall not become insolvent as a result of
               --------------
the consummation of the transactions contemplated by this Agreement. STS is, and after giving effect to the transactions contemplated by this Agreement shall be, able to pay its debts as they become due, and STS's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). STS has adequate capital to carry on its businesses, and after giving effect to the transactions contemplated by this Agreement, STS shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company.

        4U.  Investment Company; Public Utility Holding Company. Neither STS nor
             --------------------------------------------------
any of its Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940, as amended, or a "holding company" or "subsidiary and company" of a "holding company" or an "affiliate" of a "holding company" as defined under the Public Utility Holding Company Act of 1935, as amended.

        4V.  Margin Securities. Neither STS nor any of its Subsidiaries is
             -----------------
engaged in the business of extending credit for the purpose of buying or carrying "margin securities" within the meaning of any regulations promulgated by the Board of Governors of the Federal Reserve Board, and no part of the proceeds realized from the sale of the Note or Warrant shall be used to buy or carry any such margin securities or used in violation of such regulations.

        4W.  Disclosure. To ATS's and STS's knowledge, neither this Agreement,
             ----------
nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to Purchaser by or on behalf of ATS or STS with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which ATS or STS has not disclosed to Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a Material Adverse Effect on STS or ATS and its Subsidiaries taken as a whole.

        4X.  Knowledge. As used in this Section 4, the terms "knowledge" or
             ---------
"aware" shall mean and include (i) the actual knowledge or awareness of ATS or any of its Subsidiaries (which shall include the actual knowledge and awareness of the officers, directors and key employees of ATS and its Subsidiaries and the general managers of each facility of ATS and its Subsidiaries) and (ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

        Section  5.  Transfer of Restricted Securities.
                     ---------------------------------

        5A.  General Provisions. Restricted Securities are transferable only
             ------------------
pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in this Section 5, any other legally available means of transfer.

        5B.  Opinion Delivery. In connection with the transfer of any Restricted
             ----------------
Securities (other than a transfer described in Section 5A(i) or (ii) above), the holder thereof shall deliver written notice to ATS or STS (as appropriate) describing in reasonable detail the transfer of proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the reasonable satisfaction of ATS or STS, as appropriate) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to ATS or STS (as appropriate) an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, ATS or STS (as appropriate) shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 5E. If ATS or STS (as appropriate) is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to ATS or STS (as appropriate) in writing its agreement to be bound by the conditions contained in this Section 5.

        5C.  Rule 144A. Upon the request of Purchaser, ATS or STS (as
             ---------
appropriate) shall promptly supply to Purchaser or its prospective transferees all information regarding ATS or STS (as appropriate) required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

        5D.  Legend Removal. If any Restricted Securities become eligible for
             --------------
sale pursuant to Rule 144(k), ATS or STS (as appropriate) shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 5E from the certificates for such Restricted Securities.

        5E.  Purchaser's Investment Representations. Purchaser hereby represents
             --------------------------------------
that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

        "The securities represented by this certificate were originally issued on _________ ___, 2000 and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Note and Warrant Purchase Agreement, dated as of July 7, 2000 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

        Section  6.  Terms Applicable to the Note.
                     ----------------------------

        6A.  Events of Default. For purposes of this Agreement and the Notes, an
             -----------------
"Event of Default" shall be deemed to have occurred if
 ----------------

          (i) STS fails to pay (either in cash or by issuance of PIK Notes) when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on the Notes, or the full amount of any principal payment on the Notes or any other amount due and payable under the terms of this Agreement, the Notes or the Security Agreement and any such amounts remain unpaid for more than five Business Days;

         (ii) STS or any Subsidiary fails to perform or observe any other provision contained in this Agreement, the Notes or the Security Agreement, and such failure is not cured within 30 days after written notice thereof;

         (iii) any representation, warranty or information contained in this Agreement, the Notes or the Security Agreement relating to STS or its Subsidiaries or required to be furnished by STS to Purchaser hereunder or thereunder, or any writing furnished by STS to Purchaser, is false or misleading in any material respect on the date made or furnished;

         (iv) STS or any of its Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating STS or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to STS or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or STS or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of STS or any of its Subsidiaries, or of any substantial part of the assets of STS or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to STS or any of its Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against STS or any of its Subsidiaries and either (A) STS or any of its Subsidiaries by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

         (v) a judgment in excess of $300,000 is rendered against STS or any of its Subsidiaries and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or

         (vi) STS or any of its Subsidiaries defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $250,000 of Indebtedness to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $250,000 to become due prior to its stated maturity; provided that with respect to Senior Debt, an Event of Default shall occur under this clause (vi) only if all or a portion of the Senior Debt has been accelerated; or

         (vii)  a Change in Control occurs.

          The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          6B.  Consequences of Events of Default.
               ---------------------------------

               (i) If any Event of Default has occurred and is continuing, the interest rate on the Notes shall increase immediately by an increment of two percentage point(s) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

               (ii) If an Event of Default of the type described in Section 6A(iv) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of Purchaser, and STS shall immediately pay to Purchaser all amounts due and payable with respect to the Notes.

               (iii) If any Event of Default (other than under paragraph 6A(iv)) has occurred and is continuing, Purchaser may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) owned by Purchaser.

               (iv) Purchaser shall also have any other rights which Purchaser may have been afforded under this Agreement or any other contract or agreement (including, without limitation, the Security Agreement) at any time and any other rights which Purchaser may have pursuant to applicable law. All rights and remedies of Purchaser under this Agreement, the Notes and the Security Agreement are subject to the provisions of the Subordination Agreement.

               (v) STS hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Notes, and expressly agrees that the Notes, or any payment thereunder, may be extended from time to time and that Purchaser may accept security for the Notes or release security for the Notes, all without in any way affecting the liability of STS under this Agreement, the Notes or the Security Agreement.

          6C.  Business Days.  If any payment on the Notes is due, or any time
               -------------
period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Indiana (any other day being hereinafter sometimes referred to as a "Business Day"), the payment shall be due and payable
                            ------------
on, and the time period shall automatically be extended to, the next

Business Day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

          6D.  Usury Laws.  It is the intention of STS and Purchaser to conform
               ----------
strictly to all applicable usury laws now or hereafter in force, and any interest payable under the Notes shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of the Notes is accelerated by reason of an election by Purchaser resulting from an Event of Default or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Purchaser either be rebated to STS or credited on the principal amount of the Notes, or if the Notes has been paid, then the excess shall be rebated to STS. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under the Notes shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of the Notes remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to STS or credited on the principal amount of the Notes, or if the Notes has been repaid, then such excess shall be rebated to STS.

          6E.  Conversion.
               ----------

               (i)  Conversion Procedure.
                    --------------------

               (A) At any time and from time to time prior to the repayment of the Notes in full, the holder of the Notes may convert all or any portion of the outstanding principal amount of the Notes into a number of shares of Conversion Stock determined by dividing the principal amount designated by the holder thereof to be converted, by the Conversion Price then in effect; provided that the Notes shall not be convertible into Conversion Stock to the extent (if any) that the number of shares of Conversion Stock to be issued upon any conversion of the Notes plus the number of shares of Conversion Stock which have been issued upon any prior partial conversion of the Notes exceeds 80% (or such percentage as is adjusted under Section 6E(ii)(C) below) of the Common Stock outstanding on a fully diluted basis assuming exercise and conversion of all outstanding Options and Convertible Securities (including the Notes except to the extent limited by this proviso).

               (B) Except as otherwise expressly provided herein, each conversion of the Notes shall be deemed to have been effected as of the close of business on the date on which such Notes have been surrendered for conversion at the principal office of STS. At such time as such conversion has been effected, the rights of the holder of the Notes as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (C) Notwithstanding any other provision hereof, if a conversion of any portion of the Notes is to be made in connection with a registered public offering or a sale of STS, the conversion of any portion of the Notes may, at the election of the holder thereof, be conditioned upon the consummation of the public offering or the sale of STS, in which case such conversion shall not be deemed to be effective until the consummation of such transaction.

               (D) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (1) below), STS shall deliver to the converting holder:

               (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (2) payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto (either in cash or by issuance of PIK Notes); and

               (3) a new Note representing any portion of the principal amount which was represented by the Note(s) surrendered to STS in connection with such conversion but which was not converted.

               (E) The issuance of certificates for shares of Conversion Stock upon conversion of the Notes shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by STS in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of the Notes, STS shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (F) STS shall not close its books against the transfer of Conversion Stock issued or issuable upon conversion of the Notes in any manner which interferes with the timely conversion of the Notes. STS shall assist and cooperate with any holder of the Notes required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of the Notes (including, without limitation, making any filings required to be made by STS).

               (G) STS shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. STS shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by STS upon each such issuance).

          (ii) Conversion Price.
               ----------------

          (A) The initial Conversion Price shall be $0.66666. In order to prevent dilution of the conversion rights granted under the Notes, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6E(ii).

          (B) If and whenever on or after the date of the Closing STS issues or sells, or in accordance with Section 6E(iii) is deemed to have issued or sold, any shares of STS Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then immediately upon such issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of STS Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received or deemed received by STS upon such issue on sale, by (B) the number of shares of STS Common Stock Deemed Outstanding immediately after such issue or sale.

          (C) In addition to the other adjustments to the Conversion Price to be made hereunder, if STS's EBITDA for the fiscal year ended on December 31, 2000, is less than $7,300,000, the Conversion Price shall be reduced automatically to the extent necessary to increase the number of shares of Conversion Stock issuable upon conversion of the Notes according to the following table:

                                                         Increase in the Number of
                                                    Shares of Conversion Stock Issuable
                  2000 EBITDA                           upon Conversion of the Notes
------------------------------------------------    -----------------------------------
Less than $7,300,000 but more than $7,039,999.99        1% of Fully-Diluted Common
Less than $7,040,000 but more than $6,779,999.99        2% of Fully-Diluted Common
Less than $6,780,000 but more than $6,519,999.99        3% of Fully-Diluted Common
Less than $6,520,000 but more than $6,259,999.99        4% of Fully-Diluted Common
Less than $6,260,000                                    5% of Fully-Diluted Common

For purposes of this Agreement, "EBITDA" with respect to STS means STS's and its
                                 ------
Subsidiaries' consolidated net income for the fiscal year ended December 31, 2000, plus all fees and expenses incurred and paid by STS and treated as current expenses (including without limitation fees and expenses of legal counsel, accountants and other consultants) in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, plus the amount of interest expense, income taxes and depreciation and amortization expense for such fiscal year, all determined in accordance with generally accepted accounting principles, consistently applied, and "Fully Diluted Common" means the STS Common Stock on a
                           --------------------
fully-diluted basis assuming exercise and conversion of all outstanding Options and Convertible Securities, including all of the Notes. If any adjustment to the Conversion Price is made pursuant to this Section 6E(ii)(C), the 80% limit set forth in Section 6E(i)(A) above shall be increased by the applicable number of percentage points set forth in the table above. Notwithstanding the foregoing, the calculation of EBITDA under this Section 6E(ii)(C) shall not take into account expenses incurred in connection with the transactions contemplated under this Agreement.

          (iii) Effect on Conversion Price of Certain Events. For purposes of
                --------------------------------------------
     determining the adjusted Conversion Price under Section 6E(ii), the following shall be applicable:

          (A)   Issuance of Rights or Options. If STS in any manner grants or
                -----------------------------
     sells any Options and the price per share for which STS Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of STS Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by STS at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "price per share for which STS Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by STS as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to STS upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to STS upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of STS Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Price shall be made upon the actual issuance of such STS Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such STS Common Stock upon conversion or exchange of such Convertible Securities.

          (B)   Issuance of Convertible Securities. If STS in any manner issues
                ----------------------------------
     or sells any Convertible Securities and the price per share for which STS Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of STS Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by STS at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which STS Common Stock is issuable upon conversion or exchange thereof" is determined by dividing (A) the total amount received or receivable by STS as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to STS upon the conversion or exchange thereof, by (B) the total maximum number of shares of STS Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issue of such STS Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6E(iii), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (C)  Change in Option Price or Conversion Rate.  If the purchase price
               -----------------------------------------
     provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for STS Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6E(iii)(C), if the terms of any Option or Convertible Security which was outstanding as of the date of the Closing are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (D)  Treatment of Expired Options and Unexercised Convertible
               --------------------------------------------------------
     Securities. Upon the expiration of any Option or the termination of any
     ----------
     right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 6E(iii)(D), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of the Closing shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of the Closing.

          (E)  Calculation of Consideration Received.  If any STS Common Stock,
               -------------------------------------
     Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by STS therefor. In case any STS Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by STS shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by

     STS shall be the Market Price thereof as of the date of receipt. In case any STS Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which STS is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such STS Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by STS and the holders of a majority of the outstanding principal amount of the Notes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by STS and the holders of a majority of the outstanding principal amount of the Notes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by STS.

          (F)  Integrated Transactions.  In case any Option is issued in
               -----------------------
     connection with the issue or sale of other securities of STS, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

          (G)  Treasury Shares.  The number of shares of STS Common Stock Deemed
               ---------------
     Outstanding at any given time does not include shares owned or held by or for the account of STS or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (H)  Record Date.  If STS takes a record of the holders of Common
               -----------
     Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in STS Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase STS Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of STS Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (iv) Subdivision or Combination of STS Common Stock.  If STS at any
               ----------------------------------------------
     time subdivides (by any stock split, stock dividend or otherwise) one or more classes of outstanding shares of STS Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if STS at any time combines (by reverse stock split or otherwise) one or more classes of outstanding shares of STS Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (v)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
     Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of STS's assets or other transaction, which in each case is effected in such a manner that holders of' STS Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for STS

     Common Stock is referred to herein as an "Organic Change." Prior to the
                                               --------------
     consummation of any Organic Change, STS shall make lawful and adequate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Notes, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Conversion Stock immediately theretofore acquirable and receivable upon conversion of such holder's Note had such Organic Change not taken place. In any such case, appropriate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to such holder's rights and interests to insure that the provisions of this Section 6E(v) and Sections 6F and 6G shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than STS, an immediate adjustment of the Conversion Price to the value for the STS Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). STS shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than STS) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (vi)   Certain Events.  If any event occurs of the type contemplated
                 --------------
     by the provisions of this Section 6E but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then STS's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6E or decrease the number of shares of Conversion Stock issuable upon conversion of the Notes then outstanding.

          (vii)  Notices.
                 -------

          (A) Immediately upon any adjustment of the Conversion Price, STS shall send written notice thereof to the holder of the Notes, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (B) STS shall send written notice to the holder of the Notes at least 20 days prior to the date on which STS closes its books or takes a record (A) with respect to any dividend or distribution upon the STS Common Stock, (B) with respect to any pro rata subscription offer to holders of STS Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (C) STS shall also give at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

     6F.  Liquidating Dividends. If STS declares a dividend upon the
          ---------------------
STS Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of STS Common Stock (a "Liquidating Dividend"), then STS shall pay to the holders of
                 --------------------
the Notes at the time of payment thereof the Liquidating Dividend which would have been paid to the holder of the Notes on the Conversion Stock had the Notes been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of STS Common Stock entitled to such dividends are to be determined.

     6G.  Purchase Rights.  If at any time STS grants, issues or sells any
          ---------------
Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of STS Common Stock (the "Purchase Rights"), then each holder of the Notes shall be
                   ---------------
entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of STS Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section  7.   Definitions.
                   -----------

     7A.  Definitions.  For the purposes of this Agreement, the following terms
          -----------
have the meanings set forth below:

     "Additional Shares" has the meaning set forth in Section 1D.
      -----------------

     "Affiliate" of any particular Person means any other Person controlling,
      ---------
controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; provided, that notwithstanding the foregoing, Purchaser shall not be deemed an Affiliate of either ATS or STS.

     "Agent" has the meaning set forth in Section 2D.
      -----

     "Asche Stock Purchase Agreement"  has the meaning set forth in Section
      ------------------------------
1D.

     "Assured Obligations" shall have the meaning set forth in the definition
      -------------------
of "Guaranty Equivalent."

     "ATS" has the meaning set forth in the preamble.
      ---

     "ATS Common Stock" means, collectively, the ATS common stock, par value $.0001 per share, and any capital stock of any class of ATS common stock hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of ATS.

     "ATS Credit Agreement" has the meaning set forth in Section 2G.
      --------------------

     "Business Day" has the meaning set forth in Section 6C.
      ------------

     "Capital Expenditures" of any Person shall mean, for any period, all
      --------------------
expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

     "Capitalized Lease" shall mean at any time any lease which is, or is
      -----------------
required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall
                ----------------------------
mean the aggregate amount which is, or is required under GAAP to be, reported at such time as a liability on the balance sheet of such Person as lessee under a Capitalized Lease.

     "Cash Equivalent Investments" shall mean any of the following, to the
      ---------------------------
extent acquired for investment and not with a view to achieving trading profits:
(a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of six months from the date of acquisition,
(b) commercial paper maturing not in excess of six months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $1,000,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of six months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven days for underlying securities of the type referred to in clause (a) above.

     "Change of Control" shall mean that at any time Purchaser or ATS shall not
      -----------------
have the sole right to vote at least 51% of the shares of the capital stock of STS (assuming for purposes of such calculation that all then-outstanding options, warrants, conversion rights or other rights held by any Person other than Purchaser or ATS which may in any circumstances give such other Person the right to acquire shares of capital stock are exercised at such time by such other Person (so that all shares of capital stock potentially issuable pursuant to such rights shall be deemed outstanding and held by such other Person for purposes of such calculation), regardless of whether such rights are in fact then exercisable or whether any conditions to such exercise are then met).

     "Charter Amendments" has the meaning set forth in Section 2N.
      ------------------

     "Closing"  has the meaning set forth in Section 1C.
      -------

     "Closing Fee" has the meaning set forth in Section 8B.
      -----------

     "Controlled Group Member" shall mean each trade or business (whether or not
      -----------------------
incorporated) which together with STS is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the IRC.

     "Conversion Price" has the meaning as used in Section 6E.
      ----------------

     "Conversion Stock" means shares of STS's authorized but unissued STS Common
      ----------------
Stock; provided that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than STS or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of these Notes if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means, with respect to an entity, any stock or
      ----------------------
securities (directly or indirectly) convertible into or exchangeable for such entity's Common Stock.

     "EBITDA" has the meaning set forth in Section 6E(ii)(C).
      ------

     "Environmental and Safety Requirements" shall mean all federal, state,
      -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force of effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Environmental Laws" has the meaning set forth in Section 4Q.
      ------------------

     "Environmental Lien" has the meaning set forth in Section 4R(i).
      ------------------

     "ERISA" has the meaning set forth in Section 4P(i).
      -----

     "Event of Default" has the meaning set forth in Section 6A.
      ----------------

     "Fully Diluted Common" has the meaning set forth in Section 6E(ii)(C).
      --------------------

     "GAAP" shall mean United States generally accepted accounting principles,
      ----
as in effect from time to time.

     "Governmental Actions" has the meaning set forth in Section 3K.
      --------------------

     "Governmental Authority " shall mean any government or political
      -----------------------
subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Guaranty Equivalent":  A Person (the "Deemed Guarantor") shall be deemed
      -------------------                   ----------------
to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the
                              ------------------
"Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees,
 --------------
becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation other than endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed principal to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

     "Indebtedness" of a Person shall mean the following (without duplication):
      ------------
(i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;
(ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property; (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

     "Indemnified Liabilities" has the meaning set forth in Section 8Q(i).
      -----------------------

     "Indemnitees" has the meaning set forth in Section 8Q(i).
      -----------

     "Intellectual Property Rights" means all (i) patents, patent
      ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Intercompany Loan" shall mean a loan on or promptly following the Closing
      -----------------
by STS to ATS in an amount not to exceed $2,250,000.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any
      ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

     "IRS" means the United States Internal Revenue Service.
      ---

     "Latest Balance Sheet" has the meaning set forth in Section 4E(ii).
      --------------------

     "Law" shall mean any law (including common law), constitution, statute,
      ---
treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     "Liens" means any mortgage, pledge, security interest, encumbrance, lien
      -----
or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against ATS or STS or any

Subsidiary or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to ATS or STS or any Subsidiary or any Affiliate thereof under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

     "Liquidating Dividend" has the meaning set forth in Section 6F.
      --------------------

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by STS and the holders of a majority of the outstanding principal amount of the Notes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by STS and the holders of a majority of the outstanding principal amount of the Notes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by STS.

     "Material Adverse Effect" shall mean, with respect to any Person: (a) a
      -----------------------
material adverse effect on the business, operations, condition (financial or otherwise) or prospects of such Person, (b) a material adverse effect on the ability of such Person to perform or comply with any of the terms and conditions of this Agreement or any instrument, document or agreement contemplated hereunder, (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of this Agreement or any instrument, document or agreement contemplated hereunder, or the ability of Purchaser to enforce any rights or remedies under or in connection with this Agreement or any instrument, document or agreement contemplated hereunder.

     "Material Contracts" has the meaning set forth in Section 4J.
      ------------------

     "Multiemployer Plan" shall mean any employee benefit plan which is a
      ------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which STS or any Controlled Group Member has or had an obligation to contribute.

     "Note" has the meaning set forth in Section 1A.
      ----

     "Officer's Certificate" means, with respect to an entity, a certificate
      ---------------------
signed by such entity's president or its chief financial officer, stating that
(i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Options" means, with respect to an entity, any rights or options to
      -------
subscribe for or purchase such entity's Common Stock or Convertible Securities.

     "Organic Change" has the meaning set forth in Section 6E(v).
      --------------

     "PBGC" means the Pension Benefit Guaranty Corporation established under
      ----
Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

     "Permitted Liens" has the meaning set forth in Section 3S.
      ---------------

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PIK Notes" has the meaning set forth in the Note.
      ---------

     "Plan" means any employee pension benefit plan within the meaning of
      ----
Section 3(2) of ERISA (other than a Multiemployer Plan) of which STS or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of STS or any Controlled Group Member.

     "Postretirement Benefit Obligation" shall mean that portion of the
      ---------------------------------
actuarial present value of all Postretirement Benefits expected to be provided by STS which is attributable to employees' service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any assets which are segregated from the assets of STS and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

     "Postretirement Benefits" shall mean any benefits, other than retirement
      -----------------------
income, provided by STS to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

     "Potential Event of Default" means any event or occurrence which with the
      --------------------------
passage of time or the giving of notice or both would constitute an Event of Default.

     "Purchase Price"  has the meaning set forth in Section 1B.
      --------------

     "Purchase Rights" has the meaning set forth in Section 6G.
      ---------------

     "Purchaser"  has the meaning set forth in the preamble.
      ---------

     "Registration Agreement"  has the meaning set forth in Section 2B.
      ----------------------

     "Registration Agreement Amendment"  has the meaning set forth in Section
      --------------------------------
2B.

     "Release" has the meaning set forth in Section 4R(i).
      -------

     "Restricted Securities" means (i) the Additional Shares, the Notes and
      ---------------------
the Warrant, (ii) the STS Common Stock and ATS Common Stock issued upon conversion of the Notes or upon exercise of the Warrant, respectively, and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 5E have been delivered by STS or ATS (as the case may be) in accordance with Section 5. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from STS or ATS (as the case may be), without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 5E.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or
      ----------------------------------
agency succeeding to the functions thereof.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended, or any similar federal law then in force.

     "Security Agreement" has the meaning set forth in Section 2C.
      ------------------

     "Senior Debt" means the Senior Debt as defined in the Subordination
      -----------
Agreement.

     "Senior Debt Documents" means the STS Credit Agreement and all other
      ---------------------
documents, agreements and instruments contemplated thereunder that are executed or delivered in connection therewith.

     "Senior Lenders" has the meaning set forth in Section 2D.
      --------------

     "Stock Payment" by any Person shall mean any dividend, distribution or
      -------------
payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

     "STS" has the meaning set forth in the preamble.
      ---

     "STS Common Stock" means, collectively, the STS common stock, par value
      ----------------
$.01 per share, and any capital stock of any class of STS common stock hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of STS.

     "STS Common Stock Deemed Outstanding" means, at any given time, the
      -----------------------------------
number of shares of STS Common Stock actually outstanding at such time, plus the number of shares of STS Common Stock issuable upon exercise of all outstanding Options and upon conversion or exchange of all outstanding Convertible Securities, regardless of whether such Options and Convertible Securities are actually exercisable at such time, including all shares of STS Common Stock issuable upon conversion of the Notes.

     "STS Credit Agreement" has the meaning set forth in Section 2D.
      --------------------

     "Subordination Agreement" has the meaning set forth in Section 2E.
      -----------------------

     "Subsidiary" means, with respect to an entity, any corporation of which the
      ----------
securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by such entity either directly or through one or more Subsidiaries; provided, that notwithstanding the foregoing, neither ATS nor STS nor any of their Subsidiaries shall be deemed a Subsidiary of Purchaser.

     "Tax" or "Taxes" has the meaning set forth in Section 4I(iii).
      ---      -----

     "Tax Return" has the meaning set forth in Section 4I(iii).
      ----------

          "Tax Sharing Agreement" shall mean the Tax Sharing Agreement among
           ---------------------
ATS and its Subsidiaries dated as of January 30, 1998, as such agreement may be amended from time to time.

          "Warrant"  has the meaning set forth in Section 1A.
           -------

          "Wholly-Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section 8.  Miscellaneous.
                      -------------

          8A.  Expenses.  ATS shall pay, and hold Purchaser harmless against
               --------
liability for the payment of, the fees and expenses incurred by Purchaser and its Affiliates (including without limitation fees and expenses of legal counsel, accountants and other consultants) in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand. ATS and STS shall pay, and hold Purchaser harmless against liability for the payment of, (i) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Notes, the Warrant, the Security Agreement and the agreements and instruments contemplated hereby and thereby, (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Notes or the Warrant or any shares of STS Common Stock issuable upon conversion of Notes or ATS Common Stock issuable upon exercise of the Warrant, (iii) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the Notes, the Warrant, the Security Agreement or the other agreements or instruments contemplated hereby and thereby, and (iv) the reasonable fees and expenses incurred by Purchaser in any filing with any governmental agency with respect to its investment in STS and ATS (including, without limitation, any filings under the Hart-Scott-Rodino Antitrust Investment Act of 1976) or in any other filing with any governmental agency with respect to STS and ATS which mentions Purchaser. Notwithstanding the foregoing, in the event that the transactions contemplated under this Agreement are not consummated as a result of the failure to obtain the third party consents identified in Section 2I hereof despite the good faith efforts of STS and ATS, no fees or expenses shall be payable to Purchaser under this Section 8A.

          8B.  Closing Fee.  ATS shall pay to Churchill Capital, Inc. a closing
               -----------
fee ("Closing Fee") in an amount equal to 3% of the Purchase Price, payable in
      -----------
twelve equal monthly installments in the amount of $17,500 commencing July 15, 2000.

          8C.  Remedies.  Any Person having any rights under any provision of
               --------
this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          8D.  Intentionally Omitted.
               ---------------------

          8E.  Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and STS or ATS may take action herein prohibited, or omit to perform any act herein required to be performed by it, only if STS or ATS (as the case may be) has obtained the written consent of Purchaser or its assign(s), and no other course of dealing between STS or ATS and Purchaser or any delay in exercising any rights hereunder or under the Notes or Warrant or the Security Agreement or the respective certificates or articles of incorporation of ATS or STS shall operate as a waiver of any rights of Purchaser. Subject only to the Subordination Agreement, no document, agreement or instrument relating to the Intercompany Loan that is executed by, on behalf of or for the benefit of STS and/or ATS may be modified, altered or amended except with the prior written consent of Purchaser.

          8F.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchaser or on its behalf.

          8G.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for Purchaser's benefit as a purchaser or holder of the Notes, the Warrant, ATS Common Stock or STS Common Stock are also for the benefit of, and enforceable by, any subsequent holder of the Notes, the Warrant, ATS Common Stock or Underlying STS Common Stock.

          8H.  Generally Accepted Accounting Principles. Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied.

          8I.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8J.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          8K.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          8L.  Governing Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          8M.  Waiver of Jury Trial. Each party to this Agreement hereby waives,
               --------------------
to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereunder.

          8N.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Purchaser, ATS and STS at the addresses indicated below:

     Purchaser: Churchill Environmental & Industrial Equity Partners, L.P.
                c/o Churchill Capital, Inc.
                Attn: John J. Quirk
                590 Madison Avenue, 38/th/ Floor
                New York, NY 10022
                Telecopier: 212/832-4270

                with a copy to:

                Kirkland & Ellis
                200 East Randolph
                Chicago, IL 60601
                Attn: Edward T. Swan, Esq.
                Telecopy: (312) 861-2200

     ATS:       Asche Transportation Services, Inc.
                Attn: Gary I. Goldberg
                5965 McCasland Avenue
                Portage, IN 46368
                Telecopier: 219/764-4747
                with a copy to:

                Joel R. Schaider, Esq.
                Sachnoff & Weaver, Ltd.
                30 South Wacker Drive
                Suite 2900
                Chicago, Illinois 60606
                Telecopier: (312) 207-6400

     STS:       Specialty Transportation Services, Inc.
                Attn: Gary I. Goldberg
                5965 McCasland Avenue
                Portage, IN 46368
                Telecopier: 219/764-4747

                with a copy to:

                Joel R. Schaider, Esq.
                Sachnoff & Weaver, Ltd.
                30 South Wacker Drive
                Suite 2900
                Chicago, Illinois 60606
                Telecopier: (312) 207-6400

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          8O.  Consideration for the Note and the Warrant.  Purchaser, STS and
               ------------------------------------------
ATS acknowledge and agree that the fair market value of the Note issued hereunder is $6,990,000 and the fair market value of the Warrant issued hereunder is $10,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Warrant shall be allocated in accordance with such amounts. Purchaser, STS and ATS shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

          8P.  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          8Q.  Indemnification.
               ---------------

               (i)  General.  In consideration of Purchaser's execution and
                    -------
     delivery of this Agreement and acquiring the Note and Warrant hereunder and in addition to all of ATS's and STS's other obligations under this Agreement, ATS and STS shall defend, protect, indemnify and hold harmless Purchaser and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action,
      -----------
     suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as
      -----------------------
     a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Note and Warrant or (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees.

               (ii) Environmental Liabilities.  Without limiting the generality
                 -------------------------
     of the indemnity set out in Section 7P(i) above, ATS and STS shall defend, protect, indemnify and hold harmless Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever (including without limitation any claims for personal injury, property damages or natural resource damages) paid, incurred or suffered by, or asserted against, Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, any violations of, or any liabilities or investigatory, corrective or remedial obligations arising under, Environmental, Health and Safety Requirements with respect to the past, current or future properties, facilities or operations of ATS, STS, their Subsidiaries or their respective predecessors or Affiliates (including, without limitation any past, present or future environmental condition thereof), whether or not constituting a breach of any representation or warranty hereunder and whether or not disclosed to Purchaser prior to the Closing Date (whether on the Environmental Schedule
                                                         ----------------------
     or otherwise) or identified by Purchaser or its agents or representatives through their due diligence investigations prior to the Closing Date.

          8R.  Payment Set Aside.  To the extent that ATS or STS makes a payment
               -----------------
or payments to Purchaser hereunder or under the Notes or Purchaser enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to ATS or STS, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    ASCHE TRANSPORTATION SERVICES, INC.


                                    By _________________________________________
                                       Gary I. Goldberg, Chief Executive Officer





                                    SPECIALTY TRANSPORTATION
                                    SERVICES, INC.


                                    By _________________________________________
                                       Gary I. Goldberg, President


                                    CHURCHILL ENVIRONMENTAL &
                                    INDUSTRIAL EQUITY PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By Churchill Capital Environmental, L.L.C., a Delaware limited liability company,
                                         Its General Partner

                                    By Churchill Capital, Inc.,
                                         Its Managing Agent

                                         By: ___________________________________
                                             Name: John J. Quirk
                                             Title: Principal

                                      -55-